2II Putnam Capital Opportunities Fund attachment
10/31/03 Semi-annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

74U1	(000s omitted)

Class A	48,258
Class B	34,643
Class C	4,627

74U2	(000s omitted)

Class M	2,431
Class R	4
Class Y	34,114

74V1

Class A	9.70
Class B	9.31
Class C	9.39

74V2

Class M	9.43
Class R	9.69
Class Y	9.79






2OV Putnam Mid Cap Value Fund attachment
10/31/03 Semi-annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


74U1	(000s omitted)

Class A		32,815
	Class B		24,396
	Class C		2,838

74U2	(000s omitted)

Class M		1,180
	Class R        -
	Class Y		1,927

74V1

Class A		11.73
	Class B		11.63
	Class C		11.63

74V2

Class M		11.66
	Class R		11.72
	Class Y		11.75